Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, November 12, 2007

SMTC Corporation Reports Third Quarter Results

TORONTO, November 12, 2007 – SMTC Corporation (Nasdaq: SMTX) (TSX: SMX), a global electronics manufacturing services (EMS) provider, today reported revenue of $54.0 million and a net loss of $1.2 million, or ($0.08) per share, for the third quarter ended September 30, 2007. Third quarter net income includes a $1.1 million gain for stock based compensation, the result of marked-to-market deferred stock liabilities offset in part by approximately $0.6 million arising from restructuring charges and the write off of certain deferred financing costs. Third quarter 2006 revenue was $65.7 million and net income of $6.1 million, or $0.41 per share excluding certain one-time net gains aggregating $5.0 million. In the second quarter of 2007, the Company reported revenue of $66.1 million and net income of $0.1 million, or $0.01 per share.

Gross profit for the third quarter of 2007 was $3.4 million, or 6.3% of revenue, compared with $5.9 million, or 8.9% or revenue, for the previous quarter and $5.9 million, or 9.0% of revenue, for the third quarter of 2006.

“It was a particularly difficult quarter as almost all of our customers reduced orders due to lower end customer demand or to adjust inventory levels. We believe the changes in end customer demand is not systemic nor the result of macro economic factors. We took action early in the quarter to lower expenses balancing the requirement to adjust costs while retaining capability to support sequential growth expected in the fourth quarter”, stated John Caldwell, President and Chief Executive Officer. “While our third quarter results are unsatisfactory, we maintained our share of business with all customers.”

“Through continuing focus on debt reduction, the Company generated over $10 million in positive cash flow largely through lowering working capital levels”, stated Jane Todd, Senior Vice President Finance and Chief Financial Officer. “Our total debt level at quarter end of $23.1 million is at its lowest in eight years.”

“For the fourth quarter, we expect to substantially increase sequential revenue, although we are unlikely to attain the record level in the fourth quarter of 2006. We also expect to return to satisfactory margin and profitability levels”, stated John Caldwell.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with over 1300 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Revenue	$54,046	$65,677	$189,633	$186,727
Cost of sales	50,621	59,815	173,886	167,965

Gross profit	3,425	5,862	15,747	18,762
Selling, general and administrative expenses	2,676	3,381	10,366	11,522

Restructuring (recoveries) charges	242	(1,350)	242	(1,350)
Gain on sale of land	—	(1,228)	—	(1,228)
Loss on extinguishment of debt	371	—	371	—
Other expenses	—	826	—	826

Operating earnings	136	4,233	4,768	8,992
Interest expense	1,265	1,009	4,529	3,400

Earnings before income taxes	(1,129)	3,224	239	5,592
Income tax (recovery) expense
Current	64	(1,963)	(1,381)	(1,882)
Deferred	—		(98)	—

	64	(1,963)	(1,479)	(1,882)

Net (loss) earnings from continuing operations	(1,193)	5,187	1,718	7,474
Net earnings from discontinued operations	—	874	—	874

Net earnings, also being comprehensive income	$(1,193)	$6,061	$1,718	$8,348

Basic earnings per share	$(0.08)	$0.41	$0.12	$0.57
Diluted earnings per share	$(0.08)	$0.41	$0.12	$0.56

Weighted average number of shares outstanding
Basic	14,646,333	14,641,333	14,646,333	14,641,333
Diluted	14,646,333	14,897,406	14,947,018	14,877,066

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	September 30, 2007	December 31, 2006
Assets

Current assets:
Cash	$328	$—
Accounts receivable - net	34,887	$45,160
Inventories	36,852	42,851
Prepaid expenses	1,497	1,280

	73,564	89,291
Property, plant and equipment - net	23,358	24,804
Deferred financing fees	1,438	1,310
Deferred income taxes	652	557

	$99,012	$115,962

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$39,476	$36,730
Accrued liabilities	8,087	10,253
Income taxes payable	412	1,979
Current portion of long-term debt	3,071	22,405
Current portion of capital lease obligations	645	541

	51,691	71,908

Long-term debt	20,008	18,632
Capital lease obligations	1,508	1,531
Commitments and contingencies

Shareholders’ equity:
Capital stock	7,854	11,969
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	248,812	244,501
Deficit	(241,228)	(242,946)

	25,805	23,891

	$99,012	$115,962

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Cash provided by (used in):
Operations:
Net earnings (loss)	$(1,193)	$6,061	$1,718	$8,348
Items not involving cash:
Depreciation	1,225	1,159	3,756	3,457
Loss (gain) on disposition of property, plant and equipment	9	(1,228)	9	(1,228)
Other	—	—	—	46
Deferred income taxes	8	(18)	(95)	19
Non-cash interest	422	156	1,518	1,049
Stock-based compensation	(1,003)	94	135	392
Loss on extinguishment of debt	269	—	269	—

	(263)	6,224	7,310	12,083
Change in non-cash operating working capital:
Accounts receivable	4,636	(5,795)	10,273	(17,549)
Inventories	(310)	(3,602)	5,999	(16,498)
Prepaid expenses	96	(92)	(217)	64
Income taxes recoverable/payable	58	756	(1,567)	720
Accounts payable	5,057	5,881	2,746	14,399
Accrued liabilities	539	331	(2,104)	(3,130)
Net proceeds from discontinued operations	—	(874)	—	(874)

	9,813	2,829	22,440	(10,785)
Financing:
(Decrease) increase in long-term debt	21,500	(2,456)	21,500	15,237
Repayment of long-term debt	(30,378)	(998)	(40,012)	(2,898)
Principal payment of capital lease obligations	(158)	(540)	(480)	(1,403)
Net proceeds from discontinued operations	—	874	—	874
Debt issuance and deferred financing costs	(1,362)	(606)	(1,362)	(606)

	(10,398)	(3,726)	(20,354)	11,204
Investing:
Purchase of property, plant and equipment	(287)	(331)	(1,758)	(1,647)
Proceeds from sale of property, plant and equipment	—	1,228	—	1,228

	(287)	897	(1,758)	(419)

Increase in cash and cash equivalents	(872)	—	328	—
Cash and cash equivalents, beginning of period	1,200	—	—	—

Cash, end of the period	$328	$—	$328	$—

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Nine months ended
	September 30, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Operating earnings	$136	$4,233	$4,768	$8,992
Add:
Depreciation	1,225	1,159	3,756	3,457
Loss on extinguishment of debt	371	—	371	—

EBITDA	1,732	5,392	8,895	12,449